United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 28, 2014

Date of Report

GAMEPLAN, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-27435	87-0493596
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

6140 Plumas Street, Suite 200

Reno, Nevada 89519

 (Address of Principal Executive Offices)

(775) 815-4752

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially, depending upon a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

NAME REFERENCES

In this Current Report, references to “GamePlan,” the “Company,” “we,” “our,” “us” and words of similar import refer to “GamePlan, Inc.,” the Registrant, which is a Nevada corporation and where applicable, include the current and intended business operations of VPartments Inc., a Georgia corporation (“VPartments”), our acquisition of which, by merger, is discussed below under the heading “Merger” of Item 1. 01.

Item 1.01 Entry into Material Definitive Agreement.

DESCRIPTION OF THE MERGER

Introduction

On March 28, 2014, we entered into an Agreement and Plan of Merger (the “Plan”) with VPartments; VPartments Acquisition Corp., a Georgia corporation that was formed as a wholly-owned subsidiary of the Company (the “Merger Subsidiary”); and Mark D. Anderson, Sr., who was the beneficial owner of approximately 60.1 percent of the issued and outstanding shares of common stock of VPartments (collectively, the Company, VPartments, the Merger Subsidiary and Anderson shall be referred to herein as the “Parties”).  Under the terms of the Plan, the Parties agreed that at the Closing, as defined therein, the Merger Subsidiary would merge with and into VPartments, with each 7.52034545757 then-outstanding shares of VPartments common stock to be converted into the right to receive one share of the Company’s common stock.  At Closing, (i) the Merger Subsidiary would cease to exist by virtue of its merger into VPartments; (ii) VPartments would become a wholly-owned subsidiary of the Company; (iii) Jon Jenkins and Ray Brown would resign from the Company’s Board of Directors, with the sole remaining director, Robert G. Berry, appointing Sean Rheyynhewohenh and Letesha Anderson to fill the vacancies created by such resignations; (iv)  the Company’s Board of Directors would appoint Mr. Rheyynhewohenh as Executive Vice President and Ms. Anderson as Secretary/Treasurer, while retaining Mr. Berry as President and Chief Executive Officer; and (v) the Company would issue a total of 150,525,000 “unregistered” and “restricted” shares of its common stock to the stockholders of VPartments, causing such stockholders to become the collective owners of approximately 90.8 percent of the Company’s issued and outstanding shares of common stock.  See the caption “Capitalization Table of GamePlan Post-Merger” under the subheading “Merger” of this Current Report.

Merger Transaction Documents

The Parties executed the Merger Agreement on March 28, 2014.  Pursuant to the terms thereof, on April 1, 2014, the Company executed an Option Agreement granting to its President and CEO, Robert G. Berry, an option to purchase up to 6 million “unregistered” and “restricted” shares of its common stock at an exercise price of $0.20 per share, exercisable for a period of five years from the Closing date of the Plan.  This option was granted to Mr. Berry in consideration of his valuable services rendered in connection with the Merger.

The Plan and related transactions were approved by unanimous consent of the Company’s Board of Directors and the Merger Subsidiary’s sole director (Robert G. Berry) and sole stockholder (the Company, acting through Mr.

Berry as its President) on March 27, 2014.  Effective as of March 26, 2014, VPartments’ Board of Directors and its seven stockholders unanimously consented to adopt the Plan and authorized Mr. Rheyynhewohenh as VPartments’ Chief Executive Officer to take all necessary actions to carry out the terms thereof.  In addition, each of VPartments’ stockholders affirmatively waived dissenters’ rights under Sections 14-2-1301 to 14-2-1332, inclusive, of the Georgia Code.  Prior thereto, each of the stockholders was provided with a copy of a Description of the Proposed Merger describing the material terms thereof, including disclosure of the background and reasons for the Merger and material federal income tax and securities law consequences thereof.  Each of the VPartments stockholders has also executed and delivered to the Company a Representations and Warranties form by which he/she acknowledged:  (i) receipt of material information about the Company and the merger; (ii) the “unregistered” and “restricted” nature of the Company shares to be issued to such stockholder at the Closing of the Merger, including the required holding period for such shares; and (iii) his or her status as an “accredited investor” or a “sophisticated investor” within the meaning of Rules 501 and 506(b) of Regulation D of the Securities and Exchange Commission (the “SEC”).

Merger

Under the terms of the Plan, the Company agreed to issue to the VPartments stockholders at the Closing a total of 150,525,000 “unregistered” and “restricted” shares of its common stock in exchange for the cancellation of all of the issued and outstanding shares of VPartments, and with VPartments to issue one share of its common stock to the Company at the Closing.  The following table illustrates the capitalization of the Company immediately following the Closing:

CAPITALIZATION TABLE OF

GAMEPLAN POST-MERGER

Common Stockholders	Ownership Interest %	Category of Stockholders
15,225,020	9.2%	GamePlan Shareholders
150,525,000	90.8%	VPartments Pre-Merger Stockholders
167,750,020	100%	VPartments and all GamePlan Stockholders

•

These figures do not take into account shares of common stock issuable upon exercise of options to purchase 1,500,000 shares of Company common stock that were outstanding prior to the execution of the Plan or the 6 million shares underlying the option that was granted to Mr. Berry in connection with the Plan.  See the subheading “Merger Transaction Documents” above.

The following table lists: (i) the name of each VPartments stockholder; (ii) the number of VPartments shares held immediately prior to the Closing; (iii) the number of Company shares that each is to receive under the Plan; and (iv) the percentage that such number of shares bears to the total outstanding shares of the Company immediately following the Closing:

No. of

No. of

      Percent of Outstanding

Name

VPartments Shares

Company Shares

          Company Shares (1)

Mark D. Anderson, Sr. (2)

    680,000,000

    90,421,378

54.6

Sean Rheyynhewohenh

    200,000,000

    26,594,523

16.0

Marcus R. Waller

    160,000,000

    21,275,618

12.8

Ievghen Petraschchuk

      50,000,000

      6,648,631

  4.0

Letesha Anderson (2)

      40,000,000

      5,318,904

  3.2

Brenda Musinski

       1,000,000

         132,973

0.08

Yvonne Jordan

       1,000,000

        132,973

  0.08

Totals

 1,132,000000

                150,525,000

  90.8

(1)  These figures do not take into account the exercise of options to purchase a total of 7,500,000 “unregistered” and “restricted shares of the Company’s common stock.

(2)  Mr. and Ms. Anderson are husband and wife.

We will issue all of these securities based on the written representations of the recipients that they were “accredited investors” or “sophisticated investors” within the meaning of Regulation D.  Each such person will have had prior access to all material information about the Company. We believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act“), pursuant to Sections 4(2) and 4(6) thereof.  Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Material Relationships between Our Affiliates and VPartments

Prior to the execution of the Plan, there were no material relationships between any of the Company’s directors, executive officers, or 10 percent stockholders and VPartments.  Following the Closing of the Merger, none of such persons will own more than 10 percent of the Company’s common stock, although Robert G. Berry will remain as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.

Name Change

The Plan does not contemplate a change in the Company’s name upon Closing of the Merger, although we may change the name in the future to more accurately reflect the Company’s post-Merger operations.

Change of Control

Upon the Closing of the Merger, which was deemed to have occurred on April 2, 2014, which was the filing date of the Certificate of Merger merging the Merger Subsidiary into VPartments, the stockholders of VPartments became the collective owners of approximately 90.8 percent of the Company’s issued and outstanding shares of common stock. In addition, Mark D. Anderson, Sr., who had beneficially owned approximately 60 percent of VPartments’ outstanding shares immediately prior to the Closing, became the beneficial owner of 90,421,378 Company shares, constituting approximately 54.6 percent of its issued and outstanding common stock, at Closing.  With the appointment of Mr. Rheyynhewohenh and Ms. Anderson to the Company’s Board of Directors at the Closing, former stockholders of VPartments held two of the three seats on our Board of Directors.

VPartments Inc.

VPartments Inc. was organized under the laws of the State of Georgia on February 7, 2013.  On November 20, 2013, VPartments amended its Articles of Incorporation to increase its authorized common shares from 600,000,000 to 6 billion.  Immediately prior to the execution of the Plan, VPartments had a total of 1,132,000,000 issued and outstanding shares of common stock held by seven stockholders, with Sean Rheyynhewohenh designated as VPartments’ sole director and Chief Executive Officer; and Letesha C. Anderson as Secretary.  Under the terms of the Plan: (i) each of these persons continued to serve in such capacities upon Closing of the Merger; (ii) VPartments’ amended Articles of Incorporation and Bylaws as then in effect remained as its Articles of Incorporation and Bylaws post-Closing; and (iii) the business operations of VPartments became the business operations of the Company.  For a description of VPartments’ business, see the subheading “Description of our Business” under the Caption “Business” of this Current Report.

Accounting Treatment of the Merger

Although from a legal perspective, the Company will be the surviving company, the underlying substance of the transaction is that VPartments will be acquiring the Company and VPartments will be the accounting acquirer. VPartments will be the primary operating company, and after the Merger, certain of the directors and officers of Company will be serving as the directors and officers of the new combined entity.  Additionally, immediately following the Merger, the stockholders of Company will own approximately 90.8 percent of the outstanding shares of the newly reorganized Company.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report.

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a) On April 1, 2014, the Company’s Board of Directors resolved to dismiss Mantyla McReynolds LLC (“Mantyla”) as the Company’s independent accountant effective upon Mantyla’s completion of the required review of the Company’s financial statements for the interim period ended March 31, 2014.  With the exception of a “going concern” modification, the reports of Mantyla on the financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 contained no adverse opinion or any disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2013 and 2012, there were no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.  Further, there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with the exception of material weaknesses identified in the Company’s internal control over financial reporting.

We have provided Mantyla with a copy of the disclosure provided under this Item of this Current Report and have advised it to provide us with a letter addressed to the SEC as to whether it agrees or disagrees with the disclosures made herein.  A copy of its response is attached hereto and incorporated herein by this reference.  See Exhibit 16 referenced under Item 9.01 of this Current Report.

(b) On April 1, 2014, the Company engaged W. T. Uniack & Co. CPA’s P.C. to audit its financial statements for the fiscal year ended December 31, 2014, effective upon the dismissal of Mantyla as described in paragraph (a) above.  During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging W. T. Uniack & Co. CPA’s P.C., neither the Company nor anyone on its behalf consulted with the newly engaged accountant regarding either:

either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit   opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

any matter that was either the subject of a disagreement (as defined in  paragraph 304(a)(1)(iv) and the related instructions to Item304 of Regulation S-K of the SEC or a reportable event (as described in paragraph 304(a)(1)(v) thereof).

Item 5.01 Changes in Control of the Registrant

See Item 1.01 of this Current Report.

BUSINESS

Description of Our Business

Prior to the execution of the Plan and the Closing of the Merger, the Company had no material assets or operations and may be deemed to have been a “shell company” as defined in Rule 144(i)(1) of the SEC.  Following the Closing, the business and plan of operation of the Company will be those of its wholly-owned subsidiary, VPartments, which are described below.

Principal Products or Services and their Markets

VPartments is the developer and owner of VPartments.com – a social commerce site that we believe to be a disruptive departure from online social networking norms.  VPartments provides an interactive portal for people to connect in a more meaningful way by maximizing the full potential of cutting edge 3D technologies.

VPartments’ website and accompanying mobile application enable users to “dwell” in a three-dimensional space and includes numerous tools for sharing photos, videos, news and conversation with family and friends – all within a warm virtual environment that is easily customized to the user’s decorative tastes.

The virtual apartments may be furnished with an assortment of pieces sponsored by (and available from) various furniture, appliance, electronic and home improvement retailers and manufacturers.  Each item and component within an apartment presents a commercial marketing/branding opportunity in a manner that is less intrusive than forced web browser-based banner and video advertisements.  The VPartments website and mobile app represent an experience that – while keeping wholly in step with user socialization wishes – also acts as a portal for brands to build real connections to consumers.

According to a recent report by BI Intelligence, social commerce has been misunderstood as a way to stimulate “click-to-buy” transactions, or purchases at the bottom of the social commerce “sales funnel.”  However, websites such as Pinterest have shown how social media is most likely to drive retail – as a “top-of-the-funnel” tool for product discovery and inspiration.  In this regard, VPartments’ website and app are designed to be effective means of digital window shopping by enveloping prospective purchasers in an experience that is similar to a virtual shopping mall.  Visitors to our website may not make a purchase upon their first visit, but exposure to products in our virtual environment will be the first step in a process leading to eventual purchase.

The 3D virtual environment of the VPartments social networking program enables advertising within the virtual space (which will include a number of elements throughout the apartment space that includes direct advertising, branding, simulated product placements, video commercials and other forms of marketing).  These commercial-to-consumer connections will emulate the connection with brands that consumers experience within their real-world homes – with branded items throughout the home - along with television & radio commercials through our at-home media venues.

Additionally, the virtual apartment space is furnished with decorative options that are renderings of real-world products.  These furnishing options will be sponsored by manufacturers and retailers of the real-world versions of the items.

VPartments is a social commerce platform that will derive its revenue from several streams within its social community.  As our website and mobile application ramp up membership numbers, we expect that a number of brands will want to make a meaningful connection with those members.  Brands will generally be charged monthly rates for advertising in our 3D virtual community; with methods ranging from commercials (placed between video content pieces on the video screens within the 3D space), to sponsorships (such as a travel-related brands having their logo & tag line attached to the travel log pop-up within the 3D space), and on to product placements (for a variety of consumer brands to place 3D representations of their products throughout the virtual space – i.e. furnishings, appliances, consumables, etc.).

Advertisers will submit video, audio or otherwise digitally-formatted ad content – that will be placed throughout the virtual environment or programmed (much like television and radio commercials). The diversity and scope of our branding offerings are expected to generate substantial revenue moving forward (providing a unique 3D environment with advertising that is not unlike what we are accustomed to in our daily lives).

Distribution Methods of Products or Services

VPartments officially soft-launched its website, www.VPartments.com, on March 28, 2014, with invitations sent out to people who had pre-registered.  Our website is free to join to anyone with internet access.

Status of Any Publically Announced New Product or Service

Our website and app went “live” on March 28, 2014.  As of that date, users have access to the website and free mobile application in the Android App Store.

Competitive Business Conditions

The social commerce industry is diffuse but is dominated by global leaders such as Facebook, Twitter and Pinterest. We expect that we will occupy a small niche in our industry for the foreseeable future. We believe that our less intrusive way of advertising products has significant advantages over traditional banner ads.  However, the competition for “eyeballs” on the internet, and for advertising dollars, is enormous.

Sources and Availability of Raw Materials and Names of Principal Suppliers

None; not applicable.

Dependence on One or a Few Major Customers

Our website and mobile app are available to anyone with an internet connection.  Our business model is dependent upon a large number of users taking advantage of our offerings.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

On March 26, 2014, Mark D. Anderson, Sr., who is the developer of the VPartments web site and mobile application, assigned to VPartments all right, title and interest in and to any and all inventions, concepts, designs, trademarks and trade secrets related to VPartments’ business.

Need for any Government Approval of Principal Products or Services

None; not applicable.

Effects of Existing or Probable Government Regulation to Our Current and Intended Business

Exchange Act

We are subject to the following regulations of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable securities laws, rules and regulations promulgated under the Exchange Act by the SEC.  Compliance with these requirements of the Exchange Act increases our legal and accounting costs.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Emerging Growth Company

We are also an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies.  These include, but are not limited to, a scaled down description of our business in SEC filings; no requirement to include risk factors in Exchange Act filings; no requirement to include certain selected financial data and supplementary financial information in SEC filings; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements that we file under the Exchange Act; no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We are also only required to file audited financial statements for the previous two fiscal years when filing registration statements, together with reviewed financial statements of any applicable subsequent quarter.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company.  We can remain an emerging growth company for up to five years.  We would cease to be an emerging growth company prior to that time if we have total annual gross revenues of $1 billion or more and when we become a “larger accelerated filer,” have a public float of $700 million or more, or we issue more than $1 billion of non-convertible debt over a three-year period.  Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Sarbanes/Oxley Act

Except for the limitations excluded by the JOBS Act discussed under the preceding heading “Emerging Growth Company,” we are also subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A.  As an issuer with securities registered under Section 12(g), we a subject to these regulations. Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or are anticipated to be received), as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Estimate of Amount Spent during the Last Two Fiscal Years on Research and Development Activities

From its inception on February 7, 2013, through December 31, 2013, VPartments has spent $8,079 on programming and development expenses associated with its web site and mobile app.

Cost and Effects of Compliance with Environmental Laws

None; not applicable.

Number of Total Employees and Number of Full-Time Employees

VPartments currently has two full-time employees (our CEO Sean Rheyynhewohenh and our technical officer Mark D. Anderson, Sr.) and   one part-time employee.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all of the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with our Company or the purchase or ownership of our common stock, as well as all of the other information contained in this Current Report, including our financial statements.

Generally

The occurrence of any of the risks or uncertainties described below could significantly and adversely affect our business, prospects, financial condition and operating results.   The following are representative of those risks. .

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.   ANY PROSPECTIVE INVESTOR IN OUR COMMON STOCK SHOULD CAREFULLY READ THIS CURRENT REPORT AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.  EACH OF THESE RISK FACTORS COULD ADVERSELY AFFECT THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.

Risk Factors relating to Our Company

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of operations. We may not successfully address all of the risks and uncertainties or successfully implement our business plan. If we fail to do so, it could materially harm our business and impair the value of our common stock, resulting in a loss to shareholders. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate. Our operating subsidiary, VPartments, was formed in Georgia in February, 2013. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development expense, the inability to employ or retain talent, inadequate sales, and marketing and regulatory concerns. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce, curtail or discontinue operations. No assurance can be given that we can or will ever be successful in our operations and operate profitably.

VPartments has had no income since its inception on February 7, 2013, and there is no assurance that our business operations will ever be profitable.

During the period from VPartments’ inception on February 7, 2013, through the end of its first fiscal year, December 31, 2013, it had no revenues and incurred a net loss of $12,271.  We do not have sufficient operating history from which to predict our future revenues or income, and no assurance can be given that our business operations will be profitable, or that we will be able to continue as a going concern.

If we are unable to raise additional funding, our growth plans will be adversely affected.

We will require an as-yet-undetermined amount of additional capital in order to accelerate VPartments’ growth.  If we are not able to access outside capital, we believe that it will hamper our growth and ability to compete with more established social networks.  In the absence of funding, we will be forced to rely on our ability to attract advertisers and grow our user base and site capabilities slowly.

The VPartments website and mobile app may not perform as expected, and our business model may suffer.

The VPartments website and mobile app were launched only on March 28, 2014.  Unforeseen technical problems may develop and the website and app may fail to attract sufficient users to ensure profitable operations, and our business model may fail.

Insufficient management of VPartments’ website can diminish its viability and potential and may have an adverse effect on our business and reputation.

The VPartments website and mobile app must be managed and looked after. Managing a website properly includes adding fresh, relevant content, optimizing performance, enhancing design and user experience, engaging visitors, monetizing visitor traffic and numerous other details. There is no assurance that management will be effective in this regard and the website and mobile app performance may be negatively impacted as a result.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

Because the VPartments website has only very recently been launched, we hope to experience rapid growth and development in a relatively short period of time. The management of this potential growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel and the training of new personnel. We may utilize outsourced resources, and may hire additional personnel, in order to manage our potential growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our success will be dependent on a limited number of key executives.

The success of our business strategy and our ability to operate profitably depends on the continued employment of our senior management team. The loss of the services of one or more of these key executives could have a material adverse effect on our business, financial condition and/or results of operations. There can be no assurance that we will be able to retain our existing senior management, attract additional qualified executives or adequately fill new senior management positions or vacancies created by expansion or turnover. We do not have written employment agreements with any members of our senior management team and we do not maintain key-person life insurance policies on their lives. The loss of any of our senior management or key personnel could seriously harm our business.

Failure of third-party systems or third-party service and software providers upon which we rely could adversely affect our business.

We will rely on certain third party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third-party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows. We cannot guarantee that our website will operate without interruption or error. Disruption of our online service would adversely affect our business, financial conditions, results of operations and cash flows, and could adversely affect our customers.

Because we face intense competition, we may not be able to operate profitably in our markets.

The social commerce and networking industry is highly competitive. We may not have the resources, expertise or other competitive advantages to compete successfully. We expect to face additional competition from existing competitors and new market entrants in the future. We expect that most of our competitors will have greater resources than we do. As a result, these competitors may be able to:

•

develop and expand their product and service offerings more rapidly;

•

adapt to new or emerging changes in customer requirements more quickly;

•

take advantage of acquisition and other opportunities more readily; and

•

devote greater resources to the marketing and sale of their products and services than we can.

Because Mark D. Anderson, Sr. controls a large percentage of our common stock, he has the ability to influence matters affecting our shareholders.

Mark D. Anderson, Sr. beneficially owns approximately 54.6 percent of our outstanding common stock.  As a result, he has the ability to influence matters affecting our shareholders, including the election of our directors, who elect our executive officers; the acquisition or disposition of our assets; and the future issuance of shares of our common stock.  Because Mr. Anderson controls such shares, investors may find it impossible to replace our directors and management if they disagree with the way our business is being operated.

Internet and Web-Based Risk Factors

The internet and our networks are subject to security risks that could harm our business and reputation and expose us to litigation or liability.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit and store such information and data securely, for ourselves and our users, and any costs associated with preventing or eliminating such problems, could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation with our customers and others in the industry, and expose us to litigation or liability. We also may be required to expend significant capital or other resources to protect against the threat of security breaches or hacker attacks or to alleviate problems caused by such breaches or attacks in all facets of our core business. Any successful attack or breach of our security could hurt customer demand for our products and services and expose us to customer legal actions and lawsuits and harm our business.

Our business could be affected by new governmental regulations regarding the Internet.

To date, government regulations have not materially restricted use of the internet in most parts of the world. The legal and regulatory environment pertaining to the internet, however, is uncertain and may change. New laws may be passed, existing but previously inapplicable or unenforced laws may be deemed to apply to the internet, regulatory agencies may begin to rigorously enforce such formerly unenforced laws, or existing legal safe harbors may be narrowed, both by U.S. federal or state governments and by governments of foreign jurisdictions. These changes could result in:

•

liability for actions by customers, including fraud, illegal content, spam, phishing, libel and defamation, infringement of third-party intellectual property and other abusive conduct;

•

other claims based on the nature and content of internet materials;

•

user privacy and security issues;

•

consumer protection-related obligations;

•

the imposition of state sales taxes;

•

changes in the characteristics and quality of services; and

•

restrictions on cross-border e-commerce.

Any such laws, rules or regulations may require us to modify our core business model and may result in substantial cost and expense in compliance; our users may suffer losses that could damage our reputation and subject us to adverse legal actions; and we may not be able to comply with all of such laws, rules and regulations and may have to curtail all or part of our core business model, among other adverse factors.  As a result, our business may suffer or fail.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness and value of our proprietary technology and methods, including both internally developed technology and methods and technology or other rights licensed from third parties. To the extent we are able to do so, in order to protect our proprietary rights, we will rely on a combination of trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•

any copyrights relating to our business may be challenged or invalidated;

•

registered copyrights (we presently do not have any) may not provide us with any competitive advantages;

•

our efforts to protect our proprietary property rights may not be effective in preventing misappropriation of our technology and methods;

•

our efforts may not prevent the development and design by others of methods or technologies similar to or competitive with, or superior to those we develop;

•

another party may obtain a blocking patent, and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our proprietary technology and methods; or

•

we may be required to license or design around the patent in order to continue to offer the contested feature or service in our core business model.

Risk Factors Relating to Our Common Stock

Our common stock is quoted on the OTC Markets and there is an extremely limited trading market for our common stock.

Our common stock is quoted on the OTC Markets. There is extremely limited and sporadic trading of our common stock and no assurance can be given, when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors in our common stock may be unable to sell their shares.

The price of our common stock may fluctuate significantly, which could lead to losses for stockholders.

The securities of public companies can experience extreme price and volume fluctuations, which can be unrelated or out of proportion to the operating performance of such companies. We expect our common stock price will be subject to similar volatility. Any negative change in the public's perception of the prospects of our company or companies in our market could also depress our common stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

•

regulatory actions;

•

variations in our operating results;

•

announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by us or by our competitors;

•

recruitment or departures of key personnel;

•

litigation, legislation, regulation or technological developments that adversely affect our business;

•

changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock; and

•

market conditions in our industry and the economy as a whole.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock may be affected by research and reports that industry or financial analysts may in the future publish about us or our business, over which we will have no control. There are many large, well-established publicly traded companies active in our industry and market, which means it is unlikely that we will receive widespread, if any, analyst coverage. Furthermore, if one or more of the analysts who in the future elect to cover us, downgrade our stock, our stock price would likely decline rapidly.

We have no intention to pay dividends on our common stock.

For the foreseeable future, we intend to retain future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our common stock. As a result, investors should not expect to receive dividends on our common stock for a long period of time, if ever.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the “penny stock” rules. The penny stock rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1 million or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity of our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

FINANCIAL INFORMATION

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These forward-looking statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending upon a variety of factors, many of which are outlined under the captions “Business” and “Risk Factors”

of this Item 5.01 above and elsewhere in this Current Report.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

Our Plan of Operation for the next 12 months will be to scale our membership numbers (beyond our initial soft-launch numbers), while carefully measuring the usage of the various components within the space.  After reaching a fair level of activity that provides firm proof-of-concept, we will explore available finance options for the expansion of our capabilities and improvement to the user interface (UI) and the user experience (UX).

As we review and pursue our finance options, we will continue to grow the user base on our current platform.  Once financing is successfully obtained, we will increase our staffing levels so that we may begin development of Version 2.0 of our platform – utilizing gaming technology to enhance the UI & UX.  This staffing ramp-up will include individuals in operations, marketing and software development.

With the launch of the Version 2.0 platform, we will begin our efforts to incorporate brand marketing within the virtual spaces of the VPartments social commerce portal – including product placements, radio & television styled advertising and on-site commerce.

Additionally, we will be developing a plan for entering into emerging markets in several regions (including Asia, Latin America, Africa & Europe).  These markets represent growing economies that are adopting new technologies at an excelled pace.

Results of Operations

As of December 31, 2013, VPartments had not yet launched its web site and mobile app and had not derived any revenues since its inception on February 7, 2013.  Operating expenses totaled $12,271 during that period, of which $4,192 constituted general and administrative expenses and $8,079 was program and development expenses associated with the development of its web site and mobile app.  Net loss for the period from inception to December 31, 2013, was $12,271.

On a pro forma consolidated basis, combined net loss of GamePlan and VPartments was $214,779.  This figure takes into account GamePlan’s lack of revenue during the calendar year ended December 31, 2013, as well as its operating expenses of $96,784 (of which $16,996 was general and administrative expense and $79,788 was compensation expense) and interest expense of $105,724.

Liquidity

On a pro forma consolidated basis, the Company and VPartments had total assets of $31, consisting of cash held by VPartments.  Total liabilities were $1,413,682, of which $1,399,452 consisted of Company debt to two stockholders.

During the next 12 months, we will be exploring a number of options for financing the operations and growth of VPartments.  These options may include private equity-based funding, traditional borrowing or secondary offerings. The exact amount of funds we will be pursuing has not been determined at this point; thus we also have not been able to conclude the terms of any funding.  While it is vital that we gain access to capital as we move forward with our plans for growth, we believe that the Company will be able to sustain limited operations through the implementation of our near-term plans to generate ad revenue within a short time of our platform's launch.  However, if we are not able to access outside capital, we believe that it will hamper our growth and ability to compete with more established social networks.  In the absence of funding, we will be forced to rely on our ability to attract advertisers and grow our user base and site capabilities slowly.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements for the year ended December 31, 2013.

PROPERTIES

The Company will maintain its principal executive offices at 6140 Plumas Street, Suite 200, Reno, Nevada 89519, which will continue to be provided to the Company on a rent-free basis.  The operations of the Company’s wholly-owned subsidiary, VPartments, will be conducted from the residence of Mark. D. Anderson, Sr. and Letesha Anderson.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Security Ownership of Certain Beneficial Owners

The following tables set forth the share holdings of the holders of five percent or more of our common stock as of the Closing of the Merger.

Ownership of Principal Stockholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
Common Stock	Mark D. Anderson, Sr. (2)	90,421,378	54.6%
Common Stock	Sean Rheyynhewohenh	26,594,523	16.0%
Common Stock	Marcus Waller	21,275,618	12.8%
Common Stock	Robert G. Berry	12,330,500 (3)	7.2% (3)
Total:		150,622,019 (3)	87.7% (3)

(1)

Unless indicated otherwise, all share ownership is direct.

(2)

Mr. Anderson’s wife, Letesha Anderson, owns an additional 5,318,904 shares of the Company’s common stock, constituting approximately 3.2 percent of its outstanding shares.

(3)  The Robert G. Berry Trust is the record owner of these shares.  Robert G. Berry is the sole trustee of the trust and has the sole power and authority to vote or dispose of the shares held by the trust.  These figures include options to purchase a total of 6,300,000 “unregistered” and “restricted” shares of the Company’s common stock at an exercise price of $0.20 per share.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

Security Ownership of Management

The following table sets forth the share holdings of our directors and executive officers as of the date of this Current Report:

Ownership of Officers and Directors

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Robert G. Berry	12,330,500 (2)	7.2% (2)
Common Stock	Sean Rheyynhewohenh	26,594,523	16.0%
Common Stock	Letesha Anderson (3)	5,318,904	3.2%
Common Stock	Officers and Directors as a group (three persons)	44,243,927 (2)	25.8% (2)

(1)  Unless indicated otherwise, all share ownership is direct.  Also Includes 1,500,000 options that are considered outstanding in the computation of the percent.

(2)  The Robert G. Berry Trust is the record owner of these shares.  Robert G. Berry is the sole trustee of the trust and has the sole power and authority to vote or dispose of the shares held by the trust.  These figures include options to purchase a total of 6,300,000 “unregistered” and “restricted” shares of the Company’s common stock at an exercise price of $0.20 per share.

(3)  Ms. Anderson’s husband, Mark D. Anderson, Sr., owns an additional 90,421,378 shares of the Company’s common stock, constituting approximately 54.6% of its outstanding shares.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

Changes in Control

The Closing of the Merger resulted in a change in control of GamePlan.  See the heading “Change in Control” of Item 1.01.  To the knowledge of management, there are no other current arrangements or understandings that may result in a change in control of the reorganized Company.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Our Directors and Executive Officers

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Robert G. Berry	CEO	12/91	*
	President	12/91	*
	Director	12/91	*
Sean Rheyynhewohenh	Executive Vice President	4/1/14	*
	Director	4/1/14	*
Letesha Anderson	Secretary	4/1/14	*
	Treasurer	4/1/14	*
	Director	4/1/14	*
Jon T. Jenkins	Director	9/12/08	4/1/14
Ray Brown	Director	9/12/08	4/1/14

*

Presently serves in the capacities indicated opposite his name.

Director Qualifications

In evaluating members for services on the Board of Directors, emphasis was placed on the following factors: (i) the appropriate size of our Board of Directors; (ii) our needs with respect to the particular talents and experience of our directors; (iii) the knowledge, skills and experience of the directors, including experience in development stage companies and new enterprises and innovations, finance, administration and management skills; and (iv) the dedication of the directors to familiarize themselves with our selected industry.

Our goal was to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. We believe each of the members of our Board of Directors possesses these qualities.

Background and Business Experience

Robert G. Berry is 78 years of age.  Mr. Berry received a BA degree from the University of Nevada in 1961, and a JD degree from the University of Notre Dame law school in 1963. After spending four years in the District Attorney’s office in Reno, Nevada, Mr. Berry joined the law firm of Laxalt and Berry in Carson City, Nevada.  Mr. Berry’s areas of emphasis while in private practice were plaintiff’s personal injury litigation and gaming regulatory work.  While practicing law, Mr. Berry entered into a number of business ventures, including shopping center and condominium development, restaurants, cattle feeding and breeding. Both during and after Mr. Berry left the active practice of law in 1977, he has owned and operated three gaming facilities, engaged in more than 50 business ventures and operations and built the town of Wendover, Nevada.

Seah Rheyynhewohenh, is 54 years of age. In 1999, he began working at International Bath and Care as a case manager, ultimately working his way up to head administrator overseeing accounting, company compliance, human resources, payroll, nursing staff and patient case logistics. In 2002, he took the position of President and CEO for Michigan Reinstatement Services L.L.C., tending to the general administrative concerns of the organization which provided services to aid in the securing of commercial development loans and second round construction loans for real estate developers operating within the South East Michigan area.  He joined VPartments to put his skills to work in the firm's operational development.

Letesha Anderson is 41 years of age.  For the majority of her career, Mrs. Anderson has worked in small and mid-sized professional service firms and institutions as an administrative assistant & support professional.  She has over 10 years of experience working as an integral part of a team in fast-paced environments (ranging from an independent accounting firm to a regional headquarters of a national education testing company). She has brought her considerable administrative and organizational skills and experience to bear for the future growth and development of VPartments.

Significant Employees

Mark. D. Anderson, Sr., is the Company’s technical officer.

Directorships Held in Other Reporting Companies

None of our directors or executive officers is a director of a company that is required to file reports under Sections 15 or 13(d) of the Exchange Act.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Control Persons.

To the best of our management’s knowledge, and except as indicated below, no person who may be deemed to have been a promoter or founder of our Company was the subject of any of the legal proceedings listed under the heading “Involvement in Certain Legal Proceedings” during the past 10 years.

Compliance with Section 16(a) of the Exchange Act

Our shares of common stock are registered under the Exchange Act, and therefore the officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a), which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such forms furnished to us during the fiscal year ended December 31, 2013, and to the date of this Current Report, all filings were timely filed:

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1)

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2)

Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to the Securities and Exchange Commission and in other public communications made by the Company.

3)

Compliance with applicable government laws, rules and regulations.

4)

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5)

Accountability for adherence to the code.

We have not adopted a formal code of ethics statement. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, the majority of whom are also the Company’s officers and directors, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.

Corporate Governance

Nominating Committee

We have not established a Nominating Committee because we have only three directors and two executive officers, and we believe that we are able to effectively manage the issues normally considered by a Nominating Committee.

If we do establish a Nominating Committee, we will disclose this change to our procedures in recommending nominees to our Board of Directors.

Audit Committee

We have not established an Audit Committee because we have had only three directors and two executive officers and our business operations are conducted in one facility. We believe that we have been able to effectively manage the issues normally considered by an Audit Committee.

If we do establish an Audit Committee, we will disclose this change to our procedures in recommending nominees to our Board of Directors.

EXECUTIVE COMPENSATION

For several years, we have not paid any cash compensation to our executive officers. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.

Compensation of Directors

On October 17, 2008 the Board of Directors adopted an Incentive Stock Option Plan and, pursuant to that Plan, adopted the following Incentive Stock Option Plan for each director: Each of our directors (five persons) was given the option to purchase 100,000 “unregistered” and “restricted” shares of the Company’s common stock yearly for a period of five years at the strike price of $0.20 per share through all option periods. Each option exercise period shall be for a term of three years from the date of the option grant. The first option period commenced on the date of this meeting (Oct. 17, 2008). Subsequent options were granted on Oct. 17, 2010, Oct. 17, 2011, Oct. 17, 2012 and the final stock option grant on Oct. 17, 2013 on condition that the directors are directors at the time of the option grants. The Company determined that all 2,500,000 were granted on October 17, 2008 based on the guidance in FASB ASC 718. As of December 31, 2013, a total of 1,000,000 of these options had been forfeited due to the expiration of their three-year exercise periods.  The Company and the directors have a mutual understanding of the key terms and conditions of the award.  The directors are immediately affected by changes in the Company’s share price.  The Company is obligated to issue the options if the director satisfies the service requirement.  All necessary approvals were obtained.  In all events, the Company shall have the right of first refusal to meet the sale price of the stock.

Other Compensation Arrangements

On October 17, 2008 the Board of Directors approved director compensation for each member of our Board, totaling $2,500 for each meeting attended in person and $1,000 for each meeting attended via telephone. The Board further agreed to defer payment until the Company has sufficient cash flow.  There were no director meetings during 2013.

On April 1, 2014, in connection with the Closing of the Merger, the Company granted to Robert G. Berry an option to purchase up to 6 million “unregistered” and “restricted” shares of our common stock at a price of $0.20 per share, exercisable for a period of five years from the Closing date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Robert G. Berry Promissory Notes

On January 1, 2014, the Company executed a promissory note in the principal amount of $1,006,440.  The note is payable to Robert G. Berry, bears interest at the rate of 8% per annum and is payable on demand.  If no demand is made, the entire principal amount and accrued interest on the note will be due and payable on March 1, 2015.  On the same date, the Company executed in favor of Jon T. Jenkins a promissory note in the principal amount of $393,012. This note also bears interest at 8% per annum, is payable on demand, and is due and payable on March 1, 2015, if demand for payment is not made before that date.  Each of these notes memorializes amounts that Messrs. Berry and Jenkins have advanced on the Company’s behalf for the past several years.

Director Independence

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The Nasdaq Stock Market, although not required as the standard for the Company as it is traded on the Over-the-Counter Market considered whether any director has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, we determined that we do no currently have any "independent directors" as defined under the rules of The Nasdaq Stock Market.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no legal proceedings pending or threatened against GamePlan or VPartments and there are no actions pending or threatened against any of GamePlan’s or VPartments’s directors or officers that are adverse to either of those entities.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no “established trading market” for our shares of common stock.  The common stock is quoted on the over-the-counter market (OTC BB) under the symbol "GPLA" and quoted in the pink sheets published by the National Quotations Bureau; however, our shares are thinly traded and no assurance can be given that any established trading market will develop in our shares in the foreseeable future or that, if such a market does develop, it will be maintained. If a viable public market develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 of the SEC by members of management or others may have a substantial adverse impact on any such market; however, these shares, amounting to approximately 163,112,500 shares, are limited from public sale by subparagraph (i) of Rule 144 because we were a “shell company” prior to the closing of the VPartments Merger.  See the heading “Shell Companies” below.  There are presently approximately 2,637,520 shares of our common stock in public stockholder hands that are deemed to be “free trading” shares.

Set forth below are the high and low closing bid prices for our common stock for each quarter of our two most recently completed fiscal years. These bid prices were obtained from Pink Sheets, LLC, formerly known as the “National Quotation Bureau, LLC,” All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Period	High	Low
January 1, 2012 through March 31, 2012	$0.07	$0.07
April 1, 2012 through June 30, 2012	$0.07	$0.07
July 1, 2012 through September 30, 2012	$0.07	$0.07
October 1, 2012 through December 31, 2012	$0.07	$0.07
January 1, 2013 through March 31, 2013	$0.07	$0.07
April 1, 2013 through June 30, 2013	$0.07	$0.07
July 1, 2013 through September 30, 2013	$0.07	$0.07
October 1, 2013 through December 31, 2013	$0.07	$0.07

Our common shares are designated as “penny stock”.  The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Exchange Act), which regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are any non-NASDAQ equity securities with a price of less than $5.00, subject to certain exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  Since our common shares are subject to the penny stock rules, persons holding or receiving such shares may find it more difficult to sell their shares.  The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell the shares and the ability of shareholders to sell their stock in any secondary market.

The trading volume in our common stock has been and is extremely limited. The limited nature of the trading market can create the potential for significant changes in the trading price for the common stock as a result of relatively minor changes in the supply and demand for common stock and perhaps without regard to our business activities. Because of the lack of specific transaction information and our belief that quotations during the period were particularly sensitive to actual or anticipated volume of supply and demand, we do not believe that such quotations during this period are reliable indicators of a trading market for the common stock.

The market price of our common stock may be subject to significant fluctuations in response to numerous factors, including: variations in our annual or quarterly financial results or those of our competitors; conditions in the economy in general; announcements of key developments by the Company or by competitors; loss of key personnel; unfavorable publicity affecting our industry or us; adverse legal events affecting us; and sales of our common stock by existing stockholders.

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)  Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)   An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either :

(1)   No or nominal assets;

(2)   Assets consisting solely of cash and cash equivalents; or

(3)   Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the Form 10 information in any filing of the issuer with the Commission.  The Form 10 information is deemed filed when the initial filing is made with the Commission.

Securities of a shell company cannot be publicly sold under Rule 144 in the absence of compliance with this subparagraph, though the SEC has implied that these restrictions would not be enforced with respect to securities issued by a shell company while it was not determined to be a shell company.  The filing of this Current Report is intended to satisfy the filing of the “Form 10 Information” and commence the one year holding period of Rule 144(i).

Section 4(1) of the Securities Act

Prior to the closing of the Merger with VPartments, we were a “shell company” as defined in SEC Exchange Act Rule 12b-2 and subparagraph (i) of Rule 144, our shares of common stock cannot be publicly resold under Rule 144 until we comply with the requirements outlined above under the heading “Shell Companies.”  Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.” That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, regardless of its availability; and such resales will be limited to our non-affiliates or persons who have not been our “affiliates.”  It is the position of the SEC that the Section 4(a)(1) exemption is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation, Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”

Holders

We currently have approximately 114 stockholders of record, not including an indeterminate number who hold shares in “street name.”

Dividends

There are no present material restrictions that limit our ability to pay dividends on our common or preferred stock.  We can make no assurance that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any available funds to finance the growth of our operations and that we will not pay cash dividends to stockholders. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, restrictions imposed by any future lenders, our financial condition and other relevant factors.

Presently, we have no plans to pay any dividends in the foreseeable future.  There are presently no dividends which are accrued or owing with respect to our outstanding common stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance under Equity Compensation Plans

See the subheading “Compensation of Directors” under the caption “Executive Compensation” of this Current Report.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

With the exception of the “unregistered” and “restricted” securities issued under the Plan with VPartments as described in Item 1.01, we have not issued any unregistered securities during the past three fiscal years ended December 31, 2013.  We believe that the issuance of our common stock under the terms of the Plan was exempt from the registration requirements of the Securities Act under SEC Rule 506 of Regulation D.

Use of Proceeds of Registered Securities

During the preceding three fiscal years ended December 31, 2013, we did not receive any proceeds from the sale of registered securities.

Purchases of Equity Securities by Us and Affiliated Purchasers

Neither the Company nor any of its affiliates has purchased any of our equity securities during the fiscal year ended December 31, 2013, or since then.

VPartments was founded on February 7, 2013.  Information on shares issued by VPartments to its founders may be found in the Capitalization Tables contained in Item 1.

DESCRIPTION OF SECURITIES

We are authorized to issue 250,000,000 shares of common stock of a par value of one mill ($0.001) per share and 50,000,000 shares of preferred stock of a par value of one mill ($0.001) per share.  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.  Our shareholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.

None of our shares of preferred stock are issued or outstanding.  The preferred stock has such rights and preferences as the Board of Directors shall determine in accordance with our Articles of Incorporation and Chapter 78 – Public Corporations, of the Nevada Revised Statutes (the “Nevada Law”).

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Under the Nevada Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

The Nevada Law provides that each corporation shall have the following powers regarding indemnification:

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(4)  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(d)  The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(5)  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

Article VIII of our Articles of Incorporation provides:

The Corporation shall have the power to indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

Bylaws

Section 12.01 of our Amended and Restated Bylaws states the following with regard to indemnification:

To the full extent permitted by Nevada law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer employee, trustee or agent of another corporation; trust or other enterprise.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, trustee or agent of or for the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None; not applicable.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the heading “Change of Control” of Item 1.01, and the caption “Directors and Executive Officers” of Item 5.01.

Item 5.06 Change in Shell Company Status.

See Items 1.01 and 5.01.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Financial Statements of VPartments Inc.

Report of Independent Registered Public Accounting Firm

Balance Sheet as of December 31, 2013

Statement of Operations from Inception through December 31, 2013

Statement of Shareholders’ Equity

Statement of Cash Flows for the Period Ending December 31, 2013

Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

March 17, 2014

Board of Directors

GamePlan, Inc.

3701 Fairview Road

Reno, NV 89511

We have audited the accompanying balance sheet of VPartments, Inc. (“a development stage Company”) as of December 31, 2013 and since inception, February 7, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2013 and since inception February 7, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted out audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting on a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and since inception February 7, 2013, and the results of its operations and changes in stockholders’ deficit and its cash flows for the years ended December 31, 2013 and since inception February 7, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 of the notes to the accompanying financial statements, the financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has a net loss of ($9,771) and net cash used in operations of ($9,771) for the year ended December 31, 2013, and a working capital of $31 and stockholder’s deficit of ($9,771) at December 31, 2013.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 3.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/W.T. Uniack & Co. CPA’s P.C.

Woodstock, Georgia

VPartments, Inc.

Balance Sheet

December 31, 2013

December 31, 2013
ASSETS
Current Assets
Cash	$31
Total Current Assets	31

TOTAL ASSETS	$31

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$0
Total Current Liabilities	0

Long-Term Liabilities
Payable to Shareholders	0
Total Long-Term Liabilities	0

Total Liabilities	0

Stockholders’ Equity
Common Stock -- $0.000 no par value, 6,000,000,000 shares authorized; 1,132,000,000 issued and outstanding
Additional paid-in capital	9,802
Accumulated deficit during the development stage	(9,771)
Total stockholders’ Equity	31
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31

See accompanying notes to financial statements.

VPartments, Inc.

(A Development Stage Company)

Statement of Operations

From Inception through December 31, 2013

2/7/2013 through 12/31/2013
Net Revenue	$-

Operating Expenses:
General and Administrative Expenses	4,192
Programming and Development Expenses	8,079
Total Operating Expenses	12,271

Interest Income	-
Interest Expense	-

Net Income (Loss)	$(12,271)

Net Loss Per Share – Basic	$0.00

Weighted Average Number of Shares
Outstanding – Basic	10,353,659

See auditors’ report and accompanying notes to financial statements

VPartments, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

	Common Shares	Common Stock	Accumulated Earnings/(Deficit)	Net Shareholders’ Equity/(Deficit)
Beginning Balance, 2/7/13	-	$ -	$ -	$ -
Additional Paid-in-Capital		-	9,802	9,802
Shares issued	1,132,000,000	-	-	-
Net Income (Loss)	-	-	-	(12,271)
Balance as of 12/31/2013	1,132,000,000	$ -	$ 9,802	$ (2,469)

See auditors’ report and accompanying notes to financial statements

VPartments, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the Period Ending

12/31/2013
Operating Activities:
Net Income (loss)	$(12,271)
Additions/Deductions to net income not resulting in an (increase) decrease to cash:	-
Depreciation & Amortization	-

(Increase) Decrease in Accounts Receivable	-
Increase in Accrued Expenses	2,500
Net cash flows from operating activities	(9,771)

Investing Activities:
Increase in Fixed Assets	-

Increase in Organizational Costs	-

Net cash flows from investing activities

Financing Activities:
Payments Received from Shareholders	9,802

Distributions to Shareholders	0
Net cash flows from financing activities	9,802

Net Increase/(Decrease) in Cash	31
Beginning Cash, 2/7/13	-
Ending Cash	$31

VPartments, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the Period Ending

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization

The Company was incorporated under the laws of the State of Georgia on February 7, 2013.

The Company is considered to be in the development stage as defined in Accounting Standards Codification Topic 915.  It has yet to launch and as of December 31, 2013 still in the developmental stage.

The following summarizes the significant of such policies:

(B) Cash

Cash consists of cash on deposit in commercial banks.  As of December 31, 2013, the Company had $31 on deposit.

(C) Loss per Share

Basic loss per common share is based on the weighted-average number of shares outstanding.  The total common stock shares outstanding at December 31, 2013 were 1,132,000,000.

(D) Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(E) Revenue Recognition

Revenue is recognized when (1) there is persuasive evidence of an agreement (2) delivery has occurred or services rendered (3) price is fixed or determined and (4) collectability is reasonably assured.  The Company had no revenues during the year ending December 31, 2013.

(F) Income Taxes

The Company applies ASC 740 Income Taxes.  The Standard requires the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

We classify tax-related penalties and net interest on income taxes as income tax expense.  As of December 31, 2013 no income tax expense had been incurred.

(G) Impact of New Accounting Standards

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

The amount payable to shareholders is zero.  All funding to the Company was given by the controlling shareholder as paid in capital with no contractual loan obligations to any individual, organization, or shareholder.

A shareholder provides office space for the Company.  The Company has determined that the value of the office space is nominal.

NOTE 3 - GOING CONCERN

The Company has incurred losses from inception totaling $12,271 and has no operating revenue source as of December 31, 2013.  Financing the Company's activities to date has primarily been the result of funding given by the controlling shareholder.  The Company's ability to achieve a level of profitable operations and/or additional financing may impact the Company's ability to continue as it is presently organized.  Management plans to focus on launching its website and mobile applications and pursue a number of attractive options for funding.  If management is unsuccessful in these efforts, discontinuance of operations is possible. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company is also open to other potential business activities including mergers and acquisitions outside of its current business plan.

NOTE 4 - CONCENTRATIONS

The Company depends significantly on funding from the Company's controlling shareholder to meet its obligations and maintain its filing status.  If funds from the Company's controlling shareholder were no longer available, the Company may experience significant adverse effects including the need to cease operations.

NOTE 5 - ACCOUNTING FOR INCOME TAXES

Any deferred tax benefits arising from operating losses carried forward would be offset entirely by a valuation allowance since it is not likely that the Company will be sufficiently profitable in the future to take advantage of the losses carried forward.  Net operating loss carry forward amounts expire at various times through 2033.

The tax effects that give rise to portions of the deferred tax asset at December 31, 2013 are summarized below:

	Estimated NOL	Rate	Tax
Deferred Tax Asset	$12,271	34%	$4,172
Federal Loss			0

Deferred Tax Asset	$(4,172)
Valuation Allowance	$-

Reconciliation between expected taxes and the actual income tax provision for continuing operations follow:

2013
Expected Provision Based on Statutory Rates (34%)	$(4,172)

Total Actual Provision	$(4,172)

A list of Company's Net Operating Losses with the year of expiration is as follows:

Year	Amount	Balance
2033	12,271	12,271

Uncertain Tax Positions

The Company has not yet filed a tax return and doesn't identify any material uncertain tax positions of the Company on returns that will be filed.  The Company has not had operations and is carrying a Net Operating Loss as disclosed above.

The Company has not yet filed an income tax return for its first year of inception to December 31, 2013.

(b)

Proforma financial information.

Unaudited Pro Forma Consolidated Balance Sheet GamePlan and VPartments as of December 31, 2013

Unaudited Pro Forma Consolidated Statement of Operations Game Plan and VPartments for the year ended December 31, 2013

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Proforma

Consolidated Balance Sheet

GamePlan and Vpartment

December 31, 2013

	GamePlan	Vpartment	Combined Totals	Proforma Adjustments		Adjusted Pro Forma Totals
ASSETS
Current Assets
Cash	$ -	$ 31	$ 31			$ 31
Total Current Assets	$ -	$ 31	$ 31			$ 31

TOTAL ASSETS	$ -	$ 31	$ 31			$ 31

Liabilities & Stockholder's Equity (Deficit)
Current Liabilities
Accounts Payable	1,730	-	1,730			1,730
Accrued Director Compensation	12,500	-	12,500			12,500
Payable to Shareholders	1,399,452		1,399,452			1,399,452
Total Current Liabilities	$ 1,413,682	$ -	$ 1,413,682			$ 1,413,682
Long-Term Liabilities	$ -	$ -	$ -			$ -
Total Long-Term Liabilities	$ -	$ -	$ -			$ -
TOTAL LIABILITIES	$ 1,413,682	$ -	$ 1,413,682			$ 1,413,682
Stockholders' Equity (Deficit)
Common Stock-$0.001 par value: 250,000,000 shares authorized; 165,750,020 issued and outstanding	15,225	-	15,225	150,525	(1)	165,750
Additional Paid-in Capital (Deficiency)	1,206,291	9,802	1,216,093	(1,195,320)	(1),(2)	20,773
Accumulated deficit during development stage	(2,635,198)	(9,771)	(2,644,969)	1,044,795	(1),(2)	(1,600,174)
Total Stockholders' Equity (Deficit)	(1,413,682)	31	(1,413,651)	-		(1,413,651)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$ -	$ 31	$ 31			$ 31

Unaudited ProForma Consolidated

Statement of Operations

GamePlan & VPartments

For Year End December 31,2013

	GamePlan	Vpartment	Combined Totals	Proforma Adjustments		Adjusted Proforma Totals

Total Revenues	$ -	$ -	$ -	$ -		$ -

Operating Expenses
General & Administrative	16,996	4,192	21,188	-		21,188
Program & Development		8,079	8,079	-		8,079
Compensation	79,788		79,788	1,590,403	(2)	1,670,191
Total Operating Expenses	96,784	12,271	109,055	1,590,403		1,699,458

Operating Loss	(96,784)	(12,271)	(109,055)	(1,590,403)		(1,699,458)

Interest Income	-	-	-	-		-
Interest Expense	(105,724)	-	(105,724)	-		(105,724)
Total Other Expense	$ (105,724)	$ -	$ (105,724)	$ -		$ (105,724)

Net Income (Loss)	$ (202,508)	$ (12,271)	$ (214,779)	$(1,590,403)		$ (1,805,182)

Net Loss Per Share - Basic	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.01)		$ (0.01)

Weighted Average Number of shares outstanding - basic	15,225,020	10,353,659	25,578,679			165,750,020

Notes to Unaudited Pro Forma Consolidated Financial Statements

On March 28, 2014, GamePlan, Inc. a Nevada Corporation; VPartments Inc. a Georgia Corporation; VPartments Acquisition Corp., a Georgia corporation that was formed as a wholly-owned subsidiary of GamePlan; and Mark D. Anderson, Sr.,  who was the beneficial owner of 680,000,000 outstanding shares of VPartments, constituting a majority of its issued and outstanding common shares, executed an Agreement and Plan of Merger (the “Agreement”) by which the VPartments stockholders will acquire one share of GamePlan for each 7.52034545757 VPartments shares held immediately prior to the closing of the Agreement in exchange for the cancellation of all outstanding shares of VPartments and the subsequent issuance of one share of VPartments common stock to GamePlan such that VPartments shall become a wholly-owned subsidiary of GamePlan at the closing. Following the completion of the merger, VPartments will continue the operation of its business. The Company’s stockholders will not be surrendering any of their Company shares in connection with the Agreement; each Company stockholder will continue to hold the same number of Company shares that he/she/it held immediately prior to the closing. The accompanying unaudited pro forma financial statements present the financial position of GamePlan and VPartments as of December 31, 2013 and the operations for the year ended December 31, 2013.

Following the closing of the merger, GamePlan will issue to VPartments’ common stockholders, on a pro rata basis, a total of 150,525,000 “unregistered” and “restricted” shares of its common stock (the “Merger Shares”) in exchange for the cancellation of the VPartments’ stockholders shares of VPartments and the issuance of GamePlan of one share of VPartments common stock.. After the issuance of these shares, there will be approximately 165,750,020 outstanding shares of GamePlan common stock. Current GamePlan stockholders will continue to own 15,225,020 GamePlan shares, or approximately 9.2 percent of its outstanding common stock.  The transaction will be accounted for as a reverse acquisition with a public shell company, with VPartments being the acquirer for accounting purposes.

Pro forma adjustment (1) reflects the issuance of 150,525,000 shares of GamePlan common stock to the shareholders of VPartment in exchange for the cancellation of their VPartments shares; and (2) shows the recapitalization adjustment and elimination of the accumulated deficit of GamePlan and to record 6,000,000 stock options issued to CEO in connection with the acquisition, with a preliminary estimated valued of $1,590,403.  This preliminary estimate was calculated using the Black-scholes model and the following assumptions: Risk free rate of 1.74%; Dividend yield of 0%; Expected Volatility of 61%; and Expected life of 5 years.

(c)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Agreement and Plan of Merger

VPartments Disclosure Schedule

GamePlan Disclosure Schedule

VPartments Stockholders’ Representations and Warranties

(Exhibit 5.4(c))

10.2

Option Agreement

16

Letter re Change in Certifying Accountant

Documents Incorporated by Reference

None; not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMEPLAN, INC.

Date:	April 2, 2014	By:	/s/ Robert G. Berry
Robert G. Berry
President, Chief Executive Officer and Director